EXHIBIT 11.1

                         SILICON STORAGE TECHNOLOGY, INC.
        STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY BASIS:

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            --------------------
                                                                              1996       1997
                                                                            ---------  ---------
Weighted average shares of common stock...................................     22,800     23,269
Weighted average shares of common stock obtainable on exercise of options and warrants and upon conversion of convertible
  preferred stock.........................................................      2,380         --
                                                                            ---------  ---------
Shares used in per share calculation......................................     25,180     23,269
                                                                            ---------  ---------
Net income (loss).........................................................  $   4,199  ($  2,519)
                                                                            ---------  ---------
Net income (loss) per share...............................................  $    0.17  ($   0.11)
                                                                            ---------  ---------
                                                                            ---------  ---------

FULLY DILUTED BASIS:

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            --------------------
                                                                              1996       1997
                                                                            ---------  ---------
Weighted average shares of common stock...................................     22,800     23,269
Weighted average shares of common stock obtainable on exercise of options and warrants and upon conversion of convertible
  preferred stock.........................................................      2,382         --
                                                                            ---------  ---------
Shares used in per share calculation......................................     25,182     23,269
                                                                            ---------  ---------
Net income (loss).........................................................  $   4,199  ($  2,519)
                                                                            ---------  ---------
Net income (loss) per share...............................................  $    0.17  ($   0.11)
                                                                            ---------  ---------
                                                                            ---------  ---------

    Net income (loss) per share is presented in the Company's financial statements under the primary basis as the effect of dilution under the fully diluted basis is not material.

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